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                                                                  EXHIBIT 3.2

                                    BYLAWS

                                      OF

                                 AQUILA, INC.

                            A Delaware Corporation

                                   ARTICLE I
                                    OFFICES

     Section 1.1 REGISTERED OFFICE AND RESIDENT AGENT. The registered office and registered agent of Aquila, Inc. (the "CORPORATION") shall be as stated in the certificate of incorporation of the Corporation; provided, however, that the Corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in its certificate of incorporation to any other place in the State of Delaware. By like resolution, the resident agent at such registered office may be changed to any other person or entity, including the Corporation itself. Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State of the State of Delaware, and a certified copy of the certificate shall be recorded in the office of the recorder for the county in which the new registered office is located (and in the county in which the old registered office was located, if different).

     Section 1.2 OTHER OFFICES. The Corporation may have other offices at any places as the Board of Directors may determine from time to time.

                                  ARTICLE II
                                 STOCKHOLDERS

     Section 2.1 CERTAIN DEFINITIONS.

             (a) VOTING STOCK. As used in these bylaws, "VOTING STOCK" means the then outstanding capital stock of the Corporation of all classes and series that is entitled to vote generally in the election of directors.

             (b) BENEFICIAL OWNERSHIP. As used in these bylaws, "BENEFICIAL OWNERSHIP" and derivations thereof shall have the same meaning as under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             (c) UTILICORP AND AFFILIATES. These bylaws have been adopted in anticipation of UtiliCorp United Inc. (together with its successors by way of merger or consolidation, "UTILICORP") ceasing to own, beneficially or of record, 100% of the capital stock of the Corporation. Certain provisions of these bylaws are dependent upon the degree of ownership of the Corporation's capital stock by, or otherwise make reference to, UtiliCorp and its Affiliates. For purposes of these bylaws, "AFFILIATES" means, in respect of UtiliCorp, any entity that is controlled by UtiliCorp, controls UtiliCorp or is under common control with UtiliCorp, exclusive of the Corporation and any entity that is controlled by the Corporation. For purposes of the

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foregoing, "control" of any entity means, exclusively, the direct or indirect beneficial ownership of 50% or more of the outstanding equity in, or voting stock, voting power, or other voting interests of, such entity.

     Section 2.2 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     Section 2.3 SPECIAL MEETINGS. Effective upon the day on which UtiliCorp and its Affiliates cease to beneficially own, in the aggregate, at least a majority of the combined voting power of the Voting Stock, special meetings of the holders of all or any class or series of capital stock of the Corporation, for any purpose or purposes, may be called at any time by the Chairman of the Board, if any, or a majority of the Board of Directors, and effective as of such day, any power of stockholders to call a special meeting is specifically denied. A special meeting of stockholders validly called shall be held at such date, time and place either within or without the State of Delaware, and for such purpose or purposes, as stated in the notice of the meeting. The business to be considered at any special meeting shall be limited to that specified in the notice of such special meeting.

     SECTION 2.4 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     Section 2.5 ADJOURNMENTS. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting from time to time, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

     Section 2.6 QUORUM. At each meeting of stockholders, except where otherwise required by law or the certificate of incorporation or these bylaws, the holders of a majority of the combined voting power of the Voting Stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class is required for any matter, the holders of a majority of the voting power


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of such class, present in person or represented by proxy, shall constitute a quorum to take action with respect to that matter. Two or more classes or series of stock shall be considered a single class with respect to a matter if the holders thereof are entitled to vote together as a single class on such matter. In the absence of a quorum of the holders of stock entitled to vote on a matter, the meeting of such holders may from time to time be adjourned by the chairman of the meeting or by the affirmative vote of the holders of a majority of such stock present or represented at such meeting, in the manner provided by Section 2.5 of these bylaws until a quorum of such holders shall be present or represented by proxy.

     Section 2.7 ORGANIZATION.

             (a) CHAIRMAN. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman designated by the Board of Directors or in the absence of such designation by a chairman chosen at the meeting.

             (b) SECRETARY. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

             (c) PROCEDURES. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

     Section 2.8 INSPECTORS.

             (a) APPOINTMENT. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

             (b) MANNER OF ACTING. If more than one inspector is appointed, the decision, act or certificate of a majority of the inspectors shall be effective for all purposes as the decision, act or certificate of all of the inspectors.


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             (c) DUTIES. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and certify their determination as the number of shares represented at the meeting and their count of all votes and ballots. The inspectors also shall determine, and retain for a reasonable period a record of the disposition of, any challenges made to any determination by the inspectors. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be entitled to examine, and may rely exclusively upon, the proxies, any envelopes submitted therewith, any information provided in accordance with
Section 212 of the Delaware General Corporation Law or other applicable law, ballots, and the regular books and records of the Corporation. Notwithstanding the foregoing, the inspectors may also consider other information they determine in good faith to be reliable. If the inspectors rely upon information provided in accordance with Section 212 of the Delaware General Corporation Law or upon other information they deem to be reliable, they shall, at the time they make their certification, specify the precise information upon which they relied.

     Section 2.9 VOTING.

             (a) VOTING RIGHTS. Except as otherwise provided by applicable law, the certificate of incorporation of the Corporation, or these bylaws, each stockholder that is the registered holder of any shares of capital stock of the Corporation that are entitled to vote on a matter presented at any meeting of stockholders shall, with respect to such matter, be entitled to the number of votes prescribed for such shares by the certificate of incorporation of the Corporation or, if not so prescribed, one (1) vote for each share of capital stock. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; provided, however, that if such stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's vote in favor of the proposal is with respect to all shares that the stockholder is entitled to vote.

             (b) REQUIRED VOTES. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws, the affirmative vote of the holders of a majority of the combined voting power of the Voting Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of such class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws.


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             (c) WRITTEN BALLOT NOT REQUIRED. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the combined voting power of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine, voting as a single class.

     Section 2.10 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by filing with the Secretary of the Corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date or, with respect to any matter on which the stockholder is entitled to vote, by attending the meeting and voting in person. Revocation of a proxy with respect to any matter by voting in person thereon shall not be deemed to revoke such proxy with respect to any other matter. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

     Section 2.11 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

             (a) NOTICE OF MEETINGS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

             (b) DIVIDENDS AND OTHER DISTRIBUTIONS. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


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     Section 2.12 ADVANCE NOTICE OF STOCKHOLDER PROPOSALS.

             (a) ANNUAL MEETINGS OF STOCKHOLDERS.

                  (1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an annual meeting of stockholders made be made only (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section.

                  (2) For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder pursuant to paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, and with respect to the annual meeting of the stockholders in [2001], notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment of an annual meeting or the public announcement thereof commence a new time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth: (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Rule 14a-11 thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and of any of such stockholder's affiliates (as defined below) and of any person, if any, who is the beneficial owner of any stock held by such stockholder; (c) the name and address of such stockholder, as they appear on the Corporation's stock ownership records, and of each beneficial owner of any shares of capital stock of the Corporation held or to be voted by such stockholder; and (d) the class and number of shares of capital stock of the Corporation that are owned of record or


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     beneficially by such stockholder and by each beneficial owner of any shares of capital stock of the Corporation held or to be voted by such stockholder.

             (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.4 of these bylaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation timely notice thereof containing the same information as is required by paragraph (a)(2) of this Section for a nomination to be made by a stockholder at an annual meeting of stockholders. To be timely, such notice must be so delivered not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, if any. In no event shall an adjournment of a special meeting or the public announcement thereof commence a new time period for the giving of a stockholder's notice of a nomination as described above.

             (c) GENERAL.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws, the chairman of a meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before such meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Section, "affiliate" in respect of a person shall mean another person who controls, is controlled by or is under common control with such person. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


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                  (3) Notwithstanding the foregoing provisions of this Section,
     (i) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (ii) nothing in this Section shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (b) of the holders of any series of preferred stock to elect directors in accordance with the provision of an applicable preferred stock designation.

                  (4) Nothing in this Section shall be deemed to affect any rights of UtiliCorp to designate nominees of the Board of Directors for election to the Board of Directors pursuant to the certificate of incorporation of the Corporation.

             (d) AMENDMENT. This Section 2.12 may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the combined voting power of the Voting Stock, considered for purposes hereof as a single class.

                                  ARTICLE III
                              BOARD OF DIRECTORS

     Section 3.1 POWERS; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the certificate of incorporation of the Corporation, these bylaws, or applicable law. Directors need not be stockholders of the Corporation.

     Section 3.2 NUMBER. The Board of Directors shall consist of not less than three (3) nor more than twenty-one (21) members, the number thereof to be determined from time to time by the Board of Directors, provided that unless otherwise determined by the Board in connection with the adoption of these bylaws, the number of authorized directors constituting the Board of Directors upon the adoption of these bylaws shall be equal to the number of directors then in office. After such time as the Board shall have been divided into three classes, any increase or decrease in the number of directors constituting the Board shall be apportioned by the Board among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board shall shorten the term of any director then in office.

     Section 3.3 TERM OF OFFICE; VACANCIES. Except as otherwise provided herein or in the certificate of incorporation of the Corporation, each director shall hold office until the next election of directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Commencing as of and effective upon the day following the day on which UtiliCorp and its Affiliates cease to beneficially own, in the aggregate, at least a majority of the combined voting power of the Voting Stock, the Board of Directors shall, pursuant to and as more specifically provided in the certificate of incorporation of the


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Corporation, be divided into three classes. Any director serving as such at such time shall hold office until the next election of the class of directors into which such director shall have been placed by the Board pursuant to such classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Thereafter, each director shall hold office until the next election of the class of directors for which such director shall have been chosen or, in the case of a director appointed to fill a vacancy on the Board, of the class of directors of the director so replaced, and in either case until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Except as otherwise provided in the certificate of incorporation of the Corporation, any vacancy occurring on the Board of Directors, whether as a result of the death, resignation or removal of a director or an increase in the number of directors, may be filled only by a majority of the remaining directors or by the sole remaining director in office, even if less than a quorum.

     Section 3.4 RESIGNATION. Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or upon delivery if no time is specified, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

     Section 3.5 REMOVAL. Commencing as of and effective upon the day following the day on which UtiliCorp and its Affiliates cease to beneficially own, in the aggregate, at least a majority of the combined voting power of the Voting Stock, a director may be removed only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the Voting Stock.

     Section 3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

     Section 3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the Chief Executive Officer or by a majority of the directors. Notice of a special meeting shall be given by the person or persons calling the meeting at least 24 hours in advance thereof if given personally, by telephone, telegram, cablegram, or electronic or facsimile transmission, or at least 5 calendar days in advance thereof if given by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the director at such director's address as it appears on the records of the Corporation. Notice of a special meeting of the Board of Directors need not state the purpose of such meeting.

     Section 3.8 ADJOURNMENTS. Any meeting of the Board of Directors may be adjourned from time to time by the Chairman of the Board or a majority of the directors present at such meeting, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place thereof, and the means of remote communication, if any, by which directors may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.


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     Section 3.9 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE PERMITTED.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     Section 3.10 QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the total number of directors then authorized by the Board as constituting the Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation of the Corporation or these bylaws shall require a vote of a greater number. If at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present. Notwithstanding any other provision of these bylaws, if at any time the number of directors then in office is less than a majority of the total number of directors then authorized by the Board as constituting the Board of Directors, a majority of the remaining directors or the sole remaining director in office shall have the power to fill any or all vacancies existing on the Board and to reduce, to no less than three (3), the total number of directors authorized as constituting the Board of Directors.

     Section 3.11 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in their absence by a chairman chosen by the directors present at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.12 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be (or such lesser number if and as permitted by applicable law from time to time), consent thereto in writing or by electronic transmission or transmissions, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

     Section 3.13 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.


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                                  ARTICLE IV
                                  COMMITTEES

     Section 4.1 COMMITTEES. A majority of the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation and to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee is absent or disqualified and an alternate member has not been designated or is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in a resolution of the Board of Directors and subject to any limitations set forth in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee shall have the power or authority of the Board in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these bylaws or
(iii) removing or appointing directors.

     Section 4.2 COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these bylaws.

                                   ARTICLE V
                                   OFFICERS

     Section 5.1 OFFICERS; ELECTION. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, a Treasurer and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and one or more Vice Chairmen of the Board. The Board may also elect, and the Chief Executive Officer may appoint by delivery of a written notice of appointment to the Secretary of the Corporation, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Board of Directors or Chief Executive Officer may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation of the Corporation or these bylaws otherwise provide.


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

     Section 5.2 TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Unless otherwise provided in the resolution of the Board of Directors electing any officer or in the Chief Executive Officer's notice of appointment appointing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer or Secretary of the Corporation. Such resignation shall take effect at the time specified therein or upon delivery if no time is specified, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. The Chief Executive Officer may, with or without cause, remove at any time any officer appointed by the Chief Executive Officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled at any time by the Board or, if the Chief Executive Officer appointed the officer being replaced, by the Chief Executive Officer.

     Section 5.3 POWERS AND DUTIES. The officers of the Corporation shall have such powers, authority and duties in the management of the Corporation as shall be stated in these bylaws, in a resolution of the Board of Directors that is not inconsistent with these bylaws, or, if appointed by the Chief Executive Officer, in a notice of appointment from the Chief Executive Officer that is not inconsistent with these bylaws, or, if appointed by the Chief Executive Officer, in a notice of appointment from the Chief Executive Officer that is not inconsistent with these bylaws, and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.

             (a) CHAIRMAN AND VICE CHAIRMEN. The Chairman of the Board, if such an officer has been elected, shall preside over meetings of the stockholders and of the Board of Directors and shall have such additional powers and duties as may be prescribed by the Board of Directors or these bylaws. The Chairman of the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In the case of the absence, disability or death of the Chairman of the Board, a Vice Chairman of the Board, if such an officer has been elected, shall exercise all the powers and perform all the duties of the Chairman of the Board. The Chairman of the Board and any Vice Chairman of the Board shall have such other powers and duties as are incident to their respective offices or as may be prescribed from time to time by these bylaws or the Board of Directors.

             (b) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have overall responsibility for, and general supervision of, the management of the business of the Corporation and the establishment of its policies. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside over meetings of the stockholders and of the Board of Directors. All powers of the President of the Corporation may be exercised by the Chief Executive Officer, and the Chief Executive Officer may appoint such subordinate officers as the Chief Executive Officer deems proper. The Chief Executive Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The Chief Executive Officer shall have such other powers and duties as are incident to the office of Chief

Executive Officer or as may be prescribed from time to time by law, these bylaws or the Board of Directors.

             (c) CHIEF OPERATING AND CHIEF FINANCIAL OFFICERS. The Chief Operating Officer shall have overall operational responsibility for the Corporation. The Chief Financial Officer shall have overall responsibility for the corporate-wide treasury functions and financial reporting obligations of the Corporation. Each such officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation, and shall have such other powers and duties as are incident to their respective offices or as may be prescribed from time to time by these bylaws or the Board of Directors.

             (d) PRESIDENT AND VICE PRESIDENTS. The President and any Vice President elected by the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President or any Vice President elected by the Board may sign (with the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) certificates of stock or other securities of the Corporation. In the case of the absence, disability or death of the President, all the powers and duties of the President may be exercised and performed by a Vice President designated by the Board of Directors. The President and Vice Presidents elected by the Board shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these bylaws, the Board of Directors or the Chief Executive Officer. Vice Presidents appointed by the Chief Executive Officer shall have such powers and duties as prescribed by the Chief Executive Officer.

             (e) SECRETARY AND ASSISTANT SECRETARIES. The Secretary and any Assistant Secretaries shall record the proceedings of the meetings of the stockholders and of the Board of Directors, shall see that all notices required to be given by the Corporation are duly given in accordance with these bylaws or as required by law, and shall be the custodian of the books and records of the Corporation. The Secretary or any Assistant Secretary may sign (with the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President) certificates of stock or other securities of the Corporation. In the case of the absence, disability or death of the Secretary, all the powers and duties of the Secretary may be exercised and performed by an Assistant Secretary designated by the Board of Directors. The Secretary and any Assistant Secretaries shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these bylaws, the Board of Directors or the Chief Executive Officer.

             (f) TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of all funds, securities, evidence of indebtedness and other financial documents of the Corporation, shall receive or cause to be received, and to give or cause to be given, receipts for monies paid in for the account of the Corporation, shall deposit and disburse, or cause to be deposited and disbursed, funds of the Corporation, and shall render to the Chief Executive Officer and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Corporation. The Treasurer or any Assistant Treasurer may sign (with the

Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President) certificates of stock or other securities of the Corporation. In the case of the absence, disability or death of the Treasurer, all the powers and duties of the Treasurer may be exercised and performed by an Assistant Treasurer designated by the Board of Directors. The Treasurer and any Assistant Treasurers shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these bylaws, the Board of Directors or the Chief Executive Officer.

                                  ARTICLE VI
                              STOCK CERTIFICATES

     Section 6.1 CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate representing the number of shares of stock in the Corporation owned of record by such holder, signed by or in the name of the Corporation (i) by the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President of the Corporation, and (ii) by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 6.2 LEGENDS FOR MULTIPLE CLASSES OR SERIES OF STOCK. So long as the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law or these bylaws, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 6.3 LEGENDS RELATING TO TRANSFER EVENTS AND RESTRICTIONS. If any powers, designations, preferences and relative, participating, optional or other special rights of any class of stock of the Corporation or series thereof are subject to alteration upon the transfer of such shares, or any stock of the Corporation is otherwise subject to any restrictions on transfer, such terms or restrictions shall be conspicuously noted on the certificates representing such class or series of stock; provided, however, that the absence of such notation shall not affect the rights of the Corporation to enforce such terms or restrictions.

     Section 6.4 REPLACEMENT OF LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate that is alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to indemnify the Corporation and/or give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                         INDEMNIFICATION AND INSURANCE

     Section 7.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall, to the maximum extent and in the manner permitted by law, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under law, or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 7.1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director, officer, trustee, administrator or other fiduciary of another corporation, partnership, joint venture, trust or other enterprise or association, or (iii) who was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     Section 7.2 INDEMNIFICATION OF OTHERS. The Corporation shall have the power, to the maximum extent and in the manner permitted by law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise or association, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     Section 7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, administrator, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or association against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the

Corporation would have the power to indemnify him or her against such liability under any provisions of applicable law.

     Section 7.4 EXPENSES. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, administrator or other fiduciary of another corporation, partnership, joint venture, trust or other enterprise or association, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of Directors of the Corporation. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 7.5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in the best interests of the Corporation.

     Section 7.5 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by law.

     Section 7.6 SURVIVAL OF RIGHTS. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.7 AMENDMENTS. Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1 FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

     Section 8.2 SEAL. The Corporation may have a corporate seal, which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 8.3 BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be stored in any form, provided that the records so kept can be converted into clearly legible form within a reasonable time.

     Section 8.4 VOTING RIGHTS IN OTHER ENTITIES. Any stock or other ownership interest in any corporation, partnership, limited liability company or other entity, association or organization that is held from time to time by the Corporation may be represented and voted, in person or by written consent, and any proxy or power of attorney may be granted therefor, by the Chairman, any Vice Chairman, the Chief Executive Officer, or any other officer of the Corporation that may be so authorized by the Board of Directors or any of the foregoing officers.

     Section 8.5 WAIVER OF NOTICE OF MEETINGS. Whenever notice is required to be given by law or any provision of the certificate of incorporation of the Corporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation of the Corporation or these bylaws.

     Section 8.6 INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, or other entity, association or organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

     Section 8.7 AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw, whether or not adopted by them, at a meeting duly called for that purpose.


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